Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-27621, 333-27623, 333-40767, 333-89824, 333-120185, 333-125302, 333-151963, 333-167089, 333-207857) of The E.W. Scripps Company of our report dated June 28, 2019 relating to the financial statements of KASW, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
September 25, 2019